SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2007

TVI CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-10449	52-1085536
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7100 Holladay Tyler Road, Glenn Dale, MD 20769

(Address of Principal Executive Offices)

(301) 352-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 8, 2007, TVI Corporation (the “Company”) and General Harley A. Hughes entered into an employment agreement in connection with General Hughes’ appointment as the Company’s President and Chief Executive Officer. The terms of the employment agreement are discussed in Item 5.02 below, which discussion is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2007, the Company announced the appointment of Richard P. Sullivan as an independent Class A director of the Company at a regularly scheduled Board of Directors meeting held on August 6, 2007. Mr. Sullivan replaces Matthew M. O’Connell, who has served on the Board since May 2005. On August 6, 2007, Mr. O’Connell tendered his resignation from the Board of Directors effective upon Mr. Sullivan’s appointment. Mr. O’Connell has informed the Board that in light of his extensive international travel schedule and significant other business commitments he believes it is no longer possible for him to devote the necessary time and attention to TVI matters. There was no disagreement between Mr. O’Connell and the Board over any matter.

As a Class A Director, Mr. Sullivan will hold office until the Company’s 2008 Annual Meeting of Stockholders and until his successor is elected and duly qualified. Mr. Sullivan has been appointed to the Board’s Governance, Compensation and Audit Committees. The Board has reviewed the independence of Mr. Sullivan under the independence criteria of the NASDAQ Stock Market. Based on this review, the Board has determined that Mr. Sullivan satisfies the independence requirements of the NASDAQ Stock Market.

Mr. Sullivan, 74, is a former chief executive officer of a Fortune 500 company, with significant expertise in mergers and acquisitions and an extensive background in investment banking. From 1997 to 2004, Mr. Sullivan served as President and Chief Executive Officer of Cargill Detroit Corporation, a privately-held mechanical and industrial design and engineering company. From 1996 to 2004, Mr. Sullivan served as a director of CACI International Inc., a publicly-held IT and network solutions company. From 1992 to 1997, Mr. Sullivan served as Chairman and Chief Executive Officer of The J.L. Wickham Co., Inc., a privately-held machine tool company. From 1987 to 1992, Mr. Sullivan served as Vice Chairman of Ferris Baker Watts, the largest full-service investment banking firm headquartered in Washington, D.C. Mr. Sullivan’s other past corporate directorships include Equitable Bancorporation, a publicly-held bank holding company acquired by MNC Financial, Inc. in 1989; Monumental Corporation, a privately-held insurance company acquired by AEGON Insurance Group in 1986; Noxell Corporation, a privately-held marketer of cosmetics, toiletries and household products acquired by Procter & Gamble in 1989; PRC, Inc., a privately-held information technology service company; PharmaKinetics Labs, Inc., a publicly-held drug testing company acquired by Bioanalytical Systems, Inc. in 2003; and the National Association of Manufacturers. Other past charitable directorships include The United Way of Central Maryland, Central Maryland YMCA, The Johns Hopkins University and Towson University School of Business and Economics. Mr. Sullivan holds a Bachelor of Science degree in engineering from the Massachusetts Maritime Academy and a Master of Business degree from the University of Virginia, Darden School of Business.

The Company also announced that Lieutenant General Harley A. Hughes, a member of the Board of Directors since 2003, and interim President and Chief Executive Officer of the Company since April 18, 2007, has accepted the position as Chief Executive Officer of the Company. General Hughes will remain as a member of the Board of Directors. In connection with his appointment, the Company and General Hughes entered into an amendment to his interim employment agreement (the “Agreement”), which is included Exhibit 10.1 to this report and is incorporated by reference herein. The Agreement provides for an annual base salary of $272,500, subject to increase as determined in the sole and absolute discretion of the Board based upon its evaluation of CEO performance. General Hughes will also be eligible to receive an annual performance-based incentive award to be determined in the sole and absolute discretion of the Board based upon its evaluation of CEO performance. General Hughes’ employment under the Agreement is “at will” and either party may terminate the Agreement,

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with or without cause, on thirty days notice. In connection with General Hughes’ appointment, the Board of Directors announced that the previously-announced CEO search process has been terminated.

Since 2003, Lieutenant General Hughes (USAF retired), age 71, has served as a member of TVI’s Board of Directors, including past service on the Company’s Audit, Corporate Governance and Compensation Committees. Since 1993 he has served as the Chairman of F&H 2, Inc., a consulting firm which develops strategies for predicting emerging weapons requirements in a changing political, budgetary and technological environment. During the late 1980s, General Hughes served as both deputy chief of staff for plans and operations, Headquarters U.S. Air Force, and the Air Force operations deputy to the Joint Chiefs of Staff, Washington, D.C. During the Vietnam conflict, General Hughes served as a command pilot logging over 5,000 flying hours and 225 combat missions in Southeast Asia, with numerous military decorations and awards. General Hughes serves as a member of the proxy board of Pinkerton Government Services, Inc., and as a director of Aviation Technology Group, Inc. and is an advisor to ManTech International Corporation. General Hughes holds a Bachelor of Science degree from Oklahoma State University and both a Bachelor of Arts degree and a Master of Science degree from the University of Colorado. General Hughes also completed Squadron Officer School, National War College and the Industrial College of the Armed Forces.

There are no family relationships between either General Hughes or Mr. Sullivan or any other executive officer or director of the Company. Neither General Hughes nor Mr. Sullivan, nor any member of the immediate family of either, is a party, directly or indirectly, to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

A press release announcing the appointment of General Hughes and Mr. Sullivan is included as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Interim Employment Agreement dated as of April 18, 2007 by and between TVI Corporation and Harley A. Hughes, as amended by letter agreement dated August 6, 2007

99.1	TVI Corporation Press release dated August 8, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVI CORPORATION (Registrant)

Date: August 7, 2007	/s/ Sherri S. Voelkel
Sherri S. Voelkel
Vice President and Acting Chief Financial Officer

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